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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 7, 1995 and April 12, 1993 appearing on pages F-2 and F-3 of Rexene Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.


PRICE WATERHOUSE LLP
Dallas, Texas
June 22, 1995